EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 21, 2011 with respect to the consolidated financial statements of ATT Holding Co. included in this Current Report of Griffon Corporation on Form 8-K. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Griffon Corporation on Form S-3 (File No. 333-158273, effective May 18, 2009), Form S-4 (File No. 333-158274, effective May 18, 2009) and Forms S-8 (File No. 33-39090, effective February 22, 1991, File No. 33-62966, effective May 19, 1993, File No. 33-52319, effective February 18, 1994, File No. 333-21503, effective February 10, 1997, File No. 333-62319, effective August 26, 1998, File No. 333-84409, effective August 3, 1999, File No. 333-67760, effective August 17, 2001, File No. 333-88422, effective May 16, 2002, File No. 333-102742, effective January 27, 2003, File No. 333-131737, effective February 10, 2006, File No. 333-133833, effective May 5, 2006, File No. 333-149811, effective March 19, 2008, File No. 333-157190, effective February 9, 2009 and File No. 333-172162, effective February 10, 2011).

/s/ GRANT THORNTON LLP

Cincinnati, Ohio

April 21, 2011